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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Nuance Communications, Inc.
Burlington, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-128397, 333-100648, and 333-61862), and Form
S-8 (Nos. 333-134687, 333-128396, 333-124856, 333-122718, 333-108767, 333-99729,
333-75406, 333-49656, 333-33464, 333-30518, 333-74343, 333-45425, and 333-04131)
of Nuance Communications, Inc. of our reports dated December 14, 2006, relating to the consolidated financial statements and the effectiveness of Nuance Communications, Inc.'s internal control over financial reporting, which are included in this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2006. Our report relating to the consolidated financial statements indicated that Nuance Communications, Inc adopted Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment," effective October 1, 2005.

                                        /s/ BDO SEIDMAN, LLP
                                        --------------------------------
                                        BDO Seidman, LLP

Boston, Massachusetts
December 15, 2006